Exhibit 99.1

Oxford Square Capital Corp. Announces Results of Operations for the Quarter Ended June 30, 2018 and

Announces Quarterly Distribution of $0.20 per Share

GREENWICH, CT – 07/31/2018 – Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS:OXSQL) (“OXSQ,” the “Company,” “we,” “us” or “our”) announced today its financial results for the quarter ended June 30, 2018, and announced a distribution of $0.20 per share for the quarter ending September 30, 2018.

•	As of June 30, 2018, net asset value per share was $7.56 compared with the net asset value per share as of March 31, 2018 of $7.60, and a net asset value per share as of December 31, 2017 of $7.55.
•	For the quarter ended June 30, 2018 we recorded net investment income of approximately $7.7 million, or $0.15 per share compared with approximately $8.7 million or $0.17 per share for the quarter ended March 31, 2018. We recorded net realized losses of approximately $1.0 million, and net unrealized appreciation of approximately $0.3 million for the quarter ended June 30, 2018. In total, we had a net increase in net assets from operations of approximately $6.9 million, or approximately $0.14 per share, for the quarter ended June 30, 2018 compared with approximately $11.5 million, or $0.22 per share for the quarter ended March 31, 2018.
•	Our core net investment income (“Core NII”) for the quarter ended June 30, 2018 was $9.1 million, or approximately $0.18 per share compared with approximately $7.6 million or $0.15 per share for the quarter ended March 31, 2018.
o	Core NII represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our collateralized loan obligation (“CLO”) equity investments and also excludes any capital gains incentive fees we recognize but have no obligation to pay in any period. See additional information under “Supplemental Information Regarding Core Net Investment Income” below.
o	While our experience has been that cash flow distributions have historically represented useful indicators of our CLO equity investments’ annual taxable income during certain periods, we believe that current and future cash flow distributions may represent less accurate indicators of taxable income with respect to our CLO equity investments than they have in the past. Accordingly, our taxable income may be materially different than either GAAP NII or Core NII.
•	Total investment income for the second quarter of 2018 amounted to approximately $12.5 million, which represents a decrease of approximately $0.8 million from the first quarter of 2018.
o	For the quarter ended June 30, 2018, we recorded investment income from our portfolio as follows:
•	approximately $5.9 million from our debt investments,
•	approximately $6.1 million from our CLO equity investments, and
•	approximately $0.5 million from all other sources.
•	Our total expenses for the quarter ended June 30, 2018 were approximately $4.8 million, up by approximately $0.2 million compared to the first quarter of 2018. This increase is primarily attributable to higher professional fees.
•	During the second quarter of 2018:
o	We made investments of approximately $87.9 million in corporate loan investments and $0.9 million in CLO debt investments.
o	We received or were entitled to receive proceeds of approximately $43.7 million from repayments and amortization payments on our debt investments, and $0.2 million from sales of our CLO equity investments.
•	As of June 30, 2018, the following metrics applied (note that none of these values represent a total return to shareholders):
o	The weighted average yield of our debt investments was approximately 9.7% at current cost, compared with 9.9% as of March 31, 2018.
o	The weighted average effective yield of our CLO equity investments at current cost was approximately 14.5%, compared with 15.9% as of March 31, 2018.
o	The weighted average cash distribution yield of our CLO equity investments at current cost was approximately 18.0%, compared with 15.5% as of March 31, 2018.

•	Our weighted average credit rating on a fair value basis was 2.0 at the end of the second quarter of 2018 (compared to 2.1 at the end of the first quarter of 2018).
•	As of June 30, 2018, we had no investments on non-accrual status.
•	On July 26, 2018, our board of directors declared the following distribution on our common stock:
Quarter Ending	Record Date	Payment Date	Amount Per Share
September 30, 2018	September 14, 2018	September 28, 2018	$0.20
•	On February 5, 2018, the Board of Directors authorized a stock repurchase program of $25 million. Since inception of the program through June 30, 2018 we repurchased approximately 2.1 million shares of our common stock at a weighted average share price of $6.41 per share totaling approximately $13.3 million. Through June 30, 2018, our stock repurchase program has produced an accretion of approximately $0.05 per share.
•	On June 21, 2018, we announced that Oxford Square Funding 2018, LLC, a special purpose vehicle that is a wholly-owned subsidiary of the Company, entered into a credit facility (the “Facility”) with Citibank. Pricing under the Facility is based on 3-month LIBOR plus 2.25% per year. Pursuant to the terms of the credit agreement governing the Facility, we have borrowed approximately $95.2 million. The Facility will mature on June 21, 2020.

Supplemental Information Regarding Core Net Investment Income

On a supplemental basis, we provide information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income determined in accordance with GAAP. Our non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments (excluding those cash distributions believed to represent a return of capital) and also excludes any capital gains incentive fees we recognize but have no obligation to pay in any period. The Company did not recognize any capital gains incentive fees for the quarter ended June 30, 2018.

Income from investments in the “equity” class securities of CLO vehicles, for GAAP purposes, is recorded using the effective interest method based upon an effective yield to the expected redemption utilizing estimated cash flows compared to the cost, resulting in an effective yield for the investment; the difference between the actual cash received or distributions entitled to be received and the effective yield calculation is an adjustment to cost. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from the cash distributions actually received by us during the period (referred to below as “CLO equity adjustments”).

Further, in order to continue to qualify to be taxed as a regulated investment company (“RIC”), we are required, among other things, to distribute at least 90% of our investment company taxable income annually. Therefore, core net investment income may provide a better indication of estimated taxable income for a reporting period than does GAAP net investment income, although we can offer no assurance that will be the case as the ultimate tax character of our earnings cannot be determined until tax returns are prepared after the end of a fiscal year. We note that these non-GAAP measures may not be useful indicators of taxable earnings, particularly during periods of market disruption and volatility and our taxable income may differ materially from our core net investment income.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended June 30, 2018 and June 30, 2017:

	June 30, 2018		June 30, 2017
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$7,688,011	$0.154	$8,046,907	$0.156
CLO equity adjustments	1,413,926	0.028	1,737,958	0.034
Core net investment income	$9,101,937	$0.182	$9,784,865	$0.190

We will host a conference call to discuss our second quarter results today, Tuesday, July 31, 2018 at 09:00 AM ET. Please call 1-888-339-0740 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 1-877-344-7529, and the replay passcode is 10122752.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-Q for the period ended June 30, 2018, and subsequent reports on Form 10-Q as they are filed.

OXFORD SQUARE CAPITAL CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(unaudited)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $450,822,337 @ 6/30/18; $418,990,080 @ 12/31/17)	$432,929,878	$400,223,439
Affiliated investments (cost: $10,450,787 @ 6/30/18; $10,528,740 @ 12/31/17)	20,004,363	18,218,787
Cash equivalents	124,238,303	30,013,842
Restricted cash	1,856,479	—
Interest and distributions receivable	3,757,276	5,085,494
Other assets	758,301	579,694
Total assets	$583,544,600	$454,121,256
LIABILITIES
Notes payable – Credit Facility, net of deferred issuance costs	$94,983,678	$—
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs	62,501,177	62,340,159
Securities purchased not settled	49,359,978	—
Base management fee and net investment income incentive fee payable to affiliate	2,582,101	2,706,099
Accrued interest payable	132,735	11,621
Accrued expenses	577,207	644,735
Total liabilities	210,136,876	65,702,614

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,407,609 and 51,479,409 shares issued and outstanding, respectively	494,076	514,794
Capital in excess of par value	516,037,155	529,297,749
Distributions in excess of net investment income	(28,782,735)	(25,072,262)
Net unrealized depreciation on investments	(8,338,923)	(11,076,594)
Accumulated net realized losses on investments	(100,764,733)	(100,007,929)
Accumulated realized losses on extinguishment of debt	(5,237,116)	(5,237,116)
Total net assets	373,407,724	388,418,642
Total liabilities and net assets	$583,544,600	$454,121,256
Net asset value per common share	$7.56	$7.55

OXFORD SQUARE CAPITAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
INVESTMENT INCOME
From non-affiliated investments:
Interest income – debt investments	$5,851,355	$6,717,197	$11,673,092	$13,789,404
Income from securitization vehicles and investments	6,100,764	9,426,014	12,903,628	17,995,617
Other income	465,203	768,682	1,087,186	1,510,171
Total investment income from non-affiliated investments	12,417,322	16,911,893	25,663,906	33,295,192
From affiliated investments:
Interest income – debt investments	101,400	100,260	201,616	182,441
Total investment income from affiliated investments	101,400	100,260	201,616	182,441
Total investment income	12,518,722	17,012,153	25,865,522	33,477,633
EXPENSES
Base management fee	1,742,391	2,182,173	3,422,205	4,452,175
Interest expense	1,250,694	4,128,335	2,376,774	7,433,918
Professional fees	348,159	589,841	505,077	1,342,234
Compensation expense	216,133	203,339	476,222	438,373
General and administrative	433,624	651,417	834,195	1,217,163
Total expenses before incentive fee	3,991,001	7,755,105	7,614,473	14,883,863
Net investment income incentive fee	839,710	1,210,141	1,839,942	2,263,621
Capital gains incentive fee	—	—	—	—
Total incentive fees	839,710	1,210,141	1,839,942	2,263,621
Total expenses	4,830,711	8,965,246	9,454,415	17,147,484
Net investment income	7,688,011	8,046,907	16,411,107	16,330,149
Net change in unrealized appreciation/depreciation on investments
Non-Affiliated investments	(2,477,460)	1,499,946	874,142	10,759,231
Affiliated investments	2,737,099	(466,884)	1,863,529	(78,111)
Total net change in unrealized appreciation/depreciation on investments	259,639	1,033,062	2,737,671	10,681,120
Net realized gains/(losses)
Non-Affiliated investments	(1,045,739)	542,959	(756,804)	(4,925,712)
Extinguishment of debt	—	(505,032)	—	(913,702)
Total net realized gains/(losses)	(1,045,739)	37,927	(756,804)	(5,839,414)
Net increase in net assets resulting from operations	$6,901,911	$9,117,896	$18,391,974	$21,171,855
Net increase in net assets resulting from net investment income per common share:
(Basic and Diluted)	$0.15	$0.16	$0.32	$0.32
Net increase in net assets resulting from operations per common share:
(Basic and Diluted)	$0.14	$0.18	$0.36	$0.41
Weighted average shares of common stock outstanding:
Basic	50,086,563	51,479,409	50,640,236	51,479,409
Diluted	50,086,563	59,727,707	50,640,236	59,727,707
Distributions per share	$0.20	$0.20	$0.40	$0.40

OXFORD SQUARE CAPITAL CORP.

FINANCIAL HIGHLIGHTS - UNAUDITED

Financial highlights for the three and six months ended June 30, 2018 and June 30, 2017 are as follows:

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Per Share Data
Net asset value as of beginning of period	$7.60	$7.53	$7.55	$7.50
Net investment income(1)	0.15	0.16	0.32	0.32
Net realized and unrealized (losses)/gains(2)	(0.01)	0.02	0.04	0.09
Net change in net asset value from operations	0.14	0.18	0.36	0.41
Distributions per share from net investment income	(0.20)	(0.20)	(0.40)	(0.40)
Distributions based on weighted average share impact	—	—	—	—
Total distributions(3)	(0.20)	(0.20)	(0.40)	(0.40)
Effect of shares repurchased, gross	0.02	—	0.05	—
Net asset value at end of period	$7.56	$7.51	$7.56	$7.51
Per share market value at beginning of period	$6.11	$7.38	$5.74	$6.61
Per share market value at end of period	$6.90	$6.34	$6.90	$6.34
Total return based on market value(4)	16.20%	(11.38)%	27.74%	1.62%
Total return based on net asset value(5)	2.11%	2.34%	5.43%	5.43%
Shares outstanding at end of period	49,407,609	51,479,409	49,407,609	51,479,409
Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	373,408	386,573	373,408	386,573
Average net assets (000’s)	379,613	387,162	383,506	387,017
Ratio of operating expenses to average net assets(6)	5.09%	9.26%	4.93%	8.86%
Ratio of net investment income to average net assets(6)	8.10%	8.31%	8.56%	8.44%
Portfolio turnover rate(7)	10.73%	18.36%	15.22%	25.23%
___________

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three and six months ended June 30, 2018 and June 30, 2017:

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Ratio of expenses to average net assets:
Operating expenses before incentive fees	4.21%	8.01%	3.97%	7.69%
Net investment income incentive fees	0.88%	1.25%	0.96%	1.17%
Ratio of expenses, excluding interest expense	3.77%	5.00%	3.69%	5.02%

About Oxford Square Capital Corp.
Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280